Exhibit 99.1

Nephros Appoints Dan D’Agostino as CFO

and Reports Third Quarter Financial Results

Finance Veteran Strengthens Management Team;

Quarter-over-Quarter Net Revenue up 34%; Year-over-Year down 31%

SOUTH ORANGE, NJ, November 5, 2020 – Nephros, Inc. (Nasdaq:NEPH), a commercial-stage company that develops and sells high performance water purification products and pathogen detection systems to the medical and commercial markets, today announced that Dan D’Agostino was appointed the company’s Chief Financial Officer, effective November 6, 2020. Nephros also announced financial results for the three months ended September 30, 2020.

“We have known Dan for years, and are very pleased to announce his addition to the team,” said Andy Astor, Chief Executive Officer of Nephros. “Dan brings deep experience and knowledge of the microcap life sciences environment, having served as CFO in a microcap firm and in other senior roles at several investment banks. Dan also provided financial advice to Nephros during the 2018 capital raise for our subsidiary, Specialty Renal Products (“SRP”).”

“I have been impressed with Nephros’s turnaround over the past few years and am excited to join the team,” said Dan D’Agostino. “With nearly four years of continuous revenue growth prior to the COVID-19 pandemic, I believe Nephros is strongly positioned to return to high growth rates in 2021, and I look forward to help drive the company forward.”

Dan D’Agostino brings 30 years of financial leadership to Nephros, with experience at firms including Synergy Pharmaceuticals, where he served as CFO, as well as R.W. Pressprich, AmeriTech Advisors, ThinkEquity, Punk Ziegel, Gerard Klauer Mattison, Deutsche Bank, and Wasserstein Perella.

Financial Highlights

Water Filtration Business Segment Highlights

●	Net revenue was $2.1 million, down 31% compared with $3.1 million in 2019
●	Net loss was $0.4 million, compared with $0.2 million in 2019
●	Adjusted EBITDA was ($0.3 million), compared with $0.4 million in 2019

Consolidated Highlights

●	Net revenue was $2.1 million, down 31% compared with $3.1 million in 2019
●	Net loss was $1.0 million, compared with $0.7 million in 2019
●	Adjusted EBITDA was ($1.0 million) compared with ($0.2 million) in 2019

“We are pleased that third quarter performance was significantly stronger than the second quarter, with sequential growth at 34%,” said Mr. Astor. “While our year-over-year revenues declined due to the COVID-19 pandemic, our recurring revenues remained strong, in spite of interruptions in new customer acquisitions and in emergency response revenues. We continue to believe that strong recurring revenues and high customer retention rates are two of the best indicators of the underlying strength of our business.”

Mr. Astor continued, “During the remainder of 2020, we will stay focused on expanding our commercial filtration business, further productizing our pathogen detection products, including PluraPath™, DialyPath™, and SequaPath™, and assisting SRP in submitting its second-generation HDF product for FDA clearance.”

Consolidated Financial Performance for the Quarter Ended September 30, 2020

Net revenue for the quarter ended September 30, 2020 was $2.1 million, compared with $3.1 million in 2019, a decrease of 31%.

Net loss for the quarter ended September 30, 2020 was $1.0 million, compared with a net loss of $0.7 million in 2019 an increase of 36%.

Adjusted EBITDA for the quarter ended September 30, 2020 was ($1.0 million), compared with ($0.2 million) in 2019.

Cost of goods sold for the quarter ended September 30, 2020 was $0.9 million, compared with $1.3 million in 2019, a decrease of 30%. Gross margins for the quarter ended September 30, 2020 were 58%, compared with 59% in 2019. Management expects future gross margins to continue in the range of 55% to 60%.

Research and development expenses for the quarter ended September 30, 2020 were $0.75 million, compared with $0.78 million in 2019, a decrease of 3%.

Depreciation and amortization expenses for the quarter ended September 30, 2020 were approximately $49,000, compared with approximately $44,000 in 2019, an increase of 11%.

Selling, general and administrative expenses for the quarter ended September 30, 2020 were $1.5 million, compared with $1.8 million in 2019, a decrease of 14%.

As of September 30, 2020, Nephros had cash and cash equivalents of $5.2 million. On October 16, Nephros raised an additional $5 million from existing shareholders at $6.00 per share.

Adjusted EBITDA Definition and Reconciliation to GAAP Financial Measures

Adjusted EBITDA is calculated by taking net (loss) income calculated in accordance with generally accepted accounting principles (“GAAP”) and excluding all interest-related expenses and income, tax-related expenses and income, non-recurring expenses and income, and non-cash items, including depreciation and amortization and non-cash compensation. The following table presents a reconciliation of Adjusted EBITDA to net (loss) income, the most directly comparable GAAP financial measure, for the third quarter of the 2020 and 2019 fiscal years for both Nephros (on a consolidated basis) and the Water Filtration Business Segment:

	Three Months Ended Sep 30,
Water Filtration Business Segment	2020	2019

Net loss	(394)	(167)

Adjustments:
Depreciation of property and equipment	7	4
Amortization of other assets	46	44
Interest expense	22	48
Noncash interest expense	-	-
Interest income	(3)	-
Change in fair value of contingent consideration	(187)	(94)
Noncash compensation	160	348
Other noncash items	2	29
Nonrecurring: Biocon & Pathogen Detection	-	150
Adjusted EBITDA	(347)	362

	Three Months Ended Sep 30,
Consolidated Results	2020	2019

Net loss	(1,012)	(744)

Adjustments:
Depreciation of property and equipment	7	4
Amortization of other assets	46	44
Interest expense	22	48
Noncash interest expense	-	-
Interest Income	(3)	-
Change in fair value of contingent consideration	(187)	(94)
Noncash compensation	172	354
Other noncash items	2	29
Nonrecurring: Biocon & Pathogen Detection	-	150
Adjusted EBITDA	(953)	(209)

Nephros believes that Adjusted EBITDA provides useful information to management and investors regarding certain financial and business trends relating to Nephros’s financial condition and results of operations. Management does not consider Adjusted EBITDA in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of Adjusted EBITDA is that it excludes significant expenses and income that are required by GAAP to be recognized in Nephros’s consolidated financial statements. In addition, Adjusted EBITDA is subject to inherent limitations as it reflects the exercise of judgments by management about which expenses and income are excluded or included in determining Adjusted EBITDA. In order to compensate for these limitations, management presents Adjusted EBITDA in connection with net (loss) income, the most directly comparable GAAP financial measure. Nephros urges investors to review the reconciliation of Adjusted EBITDA to net (loss) income and not to rely on any single financial measure to evaluate the business.

Conference Call Today at 4:30 p.m. ET

Nephros will host a conference call today at 4:30 PM Eastern Time, during which management will discuss Nephros’s financial results and provide a general business overview.

Participants may dial into the following number to access the call: 1-844-808-7106. International callers may use 1-412-317-5285. Please ask to be joined into the Nephros conference call. A replay of the call can be accessed until November 12, 2020 at 1-877-344-7529 or 1-412-317-0088 for international callers and entering replay access code: 10144285. An audio archive of the call will be available shortly after the call on the Nephros investor relations page at https://investors.nephros.com/events/.

About Nephros

Nephros is a commercial-stage company that develops and markets high-performance water purification products and pathogen detection systems for medical and commercial markets.

Nephros ultrafilters are used in hospitals, medical clinics, and commercial facilities to retain bacteria and viruses from water, providing barriers that aid in infection control for showers, sinks, and ice machines. Nephros ultrafilters are also used in dialysis centers to aid in the removal of endotoxins and other biological contaminants from water and bicarbonate concentrate in hemodialysis machines.

Nephros pathogen detection systems, including the PluraPath and SequaPath systems, provide near-real time information on bacterial genera, waterborne bacteria, and viruses to medical and water safety professionals. These products integrate Nephros ultrafilters with DNA sequencing and quantitative polymerase chain reaction (qPCR) technology.

Nephros commercial filters, including AETHER™ brand filters, improve the taste and odor of water, and reduce scale build-up in downstream equipment. Nephros and AETHER products are used in the health care, food service, hospitality, and convenience store markets.

For more information about Nephros, please visit its website at www.nephros.com.

Forward-Looking Statements

This release contains forward-looking statements that are subject to various risks and uncertainties. Such statements include statements regarding expected growth rates, expansion in our commercial filtration business, the expected development of our pathogen detection products, the timing for SRP’s submission of the second-generation HDF device for FDA clearance, management’s expectations regarding future gross margins, and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including the impact of Covid-19, uncertainty in clinical outcomes, potential delays in the regulatory approval process, changes in business, economic and competitive conditions, the availability of capital when needed, dependence on third-party manufacturers and researchers, regulatory reforms, uncertainties in litigation or investigative proceedings, and the availability of financing. These and other risks and uncertainties are detailed in Nephros’s reports filed with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2019. Nephros does not undertake any responsibility to update the forward-looking statements in this release.

Contacts:

Investor Relations

Kirin Smith, President

PCG Advisory, Inc.

(646) 863-6519

ksmith@pcgadvisory.com

www.pcgadvisory.com

Media Relations:

Bill Douglass

Gotham Communications, LLC

(646) 504-0890

bill@gothamcomm.com

www.gothamcomm.com

Company:

Andy Astor, CEO

Nephros, Inc.

(201) 345-0824

andy@nephros.com

www.nephros.com

NEPHROS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$5,155	$4,166
Accounts receivable, net	901	1,045
Inventory, net	5,385	2,562
Prepaid expenses and other current assets	314	526
Total current assets	11,755	8,299
Property and equipment, net	302	81
Operating right-use-of assets	1,117	1,106
Intangible assets, net	517	548
Goodwill	759	759
License and supply agreement, net	703	804
Other assets	89	32
Total assets	$15,242	$11,629

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Secured revolving credit facility	-	$560
Secured note, current portion	224	211
PPP loan, current portion	340	-
Accounts payable	887	959
Accrued expenses	596	136
Current portion of contingent consideration	6	300
Current portion lease liabilities	326	262
Total current liabilities	2,379	2,428
Secured note payable, long term portion	428	613
PPP loan, net of current portion	141	-
Financing obligation, net of current portion	8	10
Contingent consideration, net of current portion	-	-
Lease liabilities	846	889
Total liabilities	3,802	3,940

Commitments and Contingencies

Stockholders' equity:
Preferred stock, $.001 par value; 5,000,000 shares authorized at December 31, 2019 and 2018; no shares issued and outstanding and December 31, 2019 and 2018	-	-
Common stock, $.001 par value; 40,000,000 and 10,000,000 shares authorized at December 31, 2019 and 2018, respectively; 9,016,550 and 8,058,850 shares issued and outstanding and December 31, 2019 and 2018, respectively	9	8
Additional paid-in capital	139,409	131,934
Accumulated other comprehensive income	69	65
Accumulated deficit	(131,099)	(127,332)
Subtotal	8,388	4,675
Noncontrolling interest	3,052	3,014
Total stockholders' equity	11,440	7,689
Total liabilities and equity	$15,242	$11,629

NEPHROS, INC. AND SUBSIDIARIES

CONSOLIDATED OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share amounts)

	Three Months Ended September 30,
	2020	2019
Net revenues:
Product revenues	$2,094	$3,054
Royalty and other revenues	27	41
Total net revenues	2,121	3,095
Cost of goods sold	896	1,276
Gross margin	1,225	1,819
Gross margin %	58%	59%
Operating expenses:
Research and development	751	777
Depreciation and amortization	49	44
Selling, general and administrative	1,544	1,787
Change in fair value of contingent consideration	(187)	(94)
Total operating expenses	2,157	2,514
Loss from operations	(932)	(695)
Interest expense	(22)	(48)
Interest income	3	-
Other income (expense), net	(61)	(1)
Loss before income taxes	(1,012)	(744)
Income tax benefit	-	-
Net profit (loss)	(1,012)	(744)

Less: Deemed dividend attributable to noncontrolling interest	(60)	(60)

Net loss attributable to Nephros Inc	(1,072)	(804)

Net loss per common share, basic and diluted	$(0.12)	$(0.10)
Weighted average common shares outstanding, basic and diluted	9,038,673	7,703,033

Comprehensive loss:
Net Loss	(1,012)	(744)
Other comprehensive income(loss), foreign currency translation adjustments	4	(7)
Comprehensive loss	(1,008)	(751)
Comprehensive loss attirbutable to noncontrolling interest	(60)	(60)
Total comprehensive loss attributable to Nephros Inc shareholders	$(1,068)	$(811)